Industry Canada                         Industrie Canada




CERTIFICATE                                       CERTIFICAT
OF CONTINUANCE                                    DE PROROGATION


CANADA BUSINESS                                   LOI CANADIENNE SUR
CORPORATION ACT                                   LES SOCIETES PAR ACTIONS





TURBODYNE TECHNOLOGIES INC.                                330460-4




--------------------------------       -----------------------------------
Name of corporation-Denomination       Corporation number-Numero de la de la
                                       societe



I hereby certify that the above-       Je certifie que societe susmentionnee
corporation was continued under        a ete prorogee en vertu de l'article
section 187 of the Canada Business     187 de la Loi cannadienne sur les
Corporations Act, as set out in        societes par actions, tel qu'il est
the attached articles of               indique dans les clauses de prorogation
continuance.                           ci-jointes.


          /s/ Directeur
          Director-Directeur       DECEMBER 3, 1996/LE 3 DECEMBRE 1996

                                   Date of Continuance - Date de la prorogation

CANADA